Exhibit 15.1

Onestop Assurance PAC
10 Anson Road
#06-15 International Plaza
Singapore 079903
Email:audit@onestop-ca.com
Website: www.onestop-ca.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated May 15, 2024 in the Registration Statement on Form F-1, under the Securities Act of 1933, with respect to the consolidated balance sheets of Multi Ways Holdings Limited and subsidiaries (collectively, the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows, for each of the three years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”).

We consent to the incorporation by reference in this registration statement on Form 20-F, Form S-8 (File No. 333-275277) of Multi Ways Holdings Limited of our report dated May 15, 2024, with respect to the consolidated financial statements of Multi Ways Holdings Limited for the years ended December 31, 2023 and 2022 which appears in Multi Ways Holdings Limited form 20-F filed with the Securities and Exchange Commission.

/s/ Onestop Assurance PAC

Onestop Assurance PAC
Singapore

May 15, 2024